As filed with the Securities and Exchange Commission on December 14, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTEGRATED SILICON SOLUTION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0199971
(State of Incorporation)	(I.R.S. Employer Identification Number)

1940 Zanker Road

San Jose, CA 95112

(Address of Principal Executive Offices)

2012 INDUCEMENT OPTION PLAN

(Full title of the plans)

Scott Howarth

President and Chief Executive Officer

INTEGRATED SILICON SOLUTION, INC.

1940 Zanker Road

San Jose, CA 95112

(Name and address of agent for service)

(408) 969-6600

(Telephone number, including area code, of agent for service)

Copy to:

J. Robert Suffoletta

Wilson Sonsini Goodrich & Rosati

Professional Corporation

900 S. Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, TX 78746

Telephone: (512) 338-5439

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not Check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value, issuable under the 2012 Inducement Option Plan	439,500 shares	$9.00(2)	$3,955,500.00	$539.53

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2012 Inducement Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on $9.00, the average of the high ($9.12) and low ($8.88) prices for the Registrant’s Common Stock reported by the Nasdaq Global Select Market on December 10, 2012.

INTEGRATED SILICON SOLUTION, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

1.	The Registrant’s Annual Report on Form 10-K for the year ending September 30, 2012, filed on December 14, 2012 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated January 7, 1995, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

The Registrant’s Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and officers.

The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933.

Delaware law does not permit a corporation to eliminate a director’s duty of care, and the provisions of the Registrant’s Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director’s breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to foregoing provisions and agreements, the Registrant has been informed that the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

INTEGRATED SILICON SOLUTION, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1(1)	2012 Inducement Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP)

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended September 30, 2012 filed on December 14, 2012.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 14, 2012.

INTEGRATED SILICON SOLUTION, INC.

By:	/s/ Scott D. Howarth
Scott D. Howarth, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott D. Howarth and John M. Cobb, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jimmy S.M. Lee	Executive Chairman of the Board	December 14, 2012
Jimmy S.M. Lee

/s/ Scott D. Howarth	Director, President and Chief Executive Officer	December 14, 2012
Scott D. Howarth	(Principal Executive Officer)

/s/ John M. Cobb	Vice President and Chief Financial Officer	December 14, 2012
John M. Cobb	(Principal Financial and Principal Accounting Officer)

/s/ Kong Yeu Han	Director and Vice Chairman	December 14, 2012
Kong Yeu Han

/s/ Paul Chien	Director	December 14, 2012
Paul Chien

/s/ Jonathan Khazam	Director	December 14, 2012
Jonathan Khazam

/s/ Keith McDonald	Director	December 14, 2012
Keith McDonald

/s/ Stephen Pletcher	Director	December 14, 2012
Stephen Pletcher

/s/ Bruce A. Wooley	Director	December 14, 2012
Bruce A. Wooley

/s/ John Zimmerman	Director	December 14, 2012
John Zimmerman

II-2

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	2012 Inducement Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP)

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended September 30, 2012 filed on December 14, 2012.